Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Multi-Currency Short-Term Government Income Fund
333-140868
811-22018

On January 1, 2011 a new Sub-Advisory Agreement went into effect for the above reference trust. Such
Agreement is attached as an exhibit to Form N-
SAR.